UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): February 21, 2007

COMMSCOPE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12929 (Commission File Number)	36-4135495 (I.R.S. Employer Identification Number)
1100 CommScope Place, SE P.O. Box 339 Hickory, North Carolina 28602 (Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e)   Compensatory Arrangements of Certain Officers

On February 21, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of CommScope, Inc. (the “Company”) increased the annual compensation for certain officers of the Company, effective as of April 1, 2007. The named executive officers and their new respective salaries and target incentive bonuses (expressed as a percentage of salary) are as follows:

Name and Principal Position	Salary	Target Bonus (Expressed as a Percentage of Salary)
Frank M. Drendel Chairman and Chief Executive Officer	$850,000	100%
Brian D. Garrett President and Chief Operating Officer	$600,000	75%
Edward A. Hally Executive Vice President and General Manager, Carrier/Wireless	$330,000	60%
Jearld L. Leonhardt Executive Vice President and Chief Financial Officer	$400,000	65%
Randall W. Crenshaw Executive Vice President and General Manager, Enterprise	$363,000	60%

On February 21, 2007, pursuant to the CommScope, Inc. Annual Incentive Plan (the “AIP”), the Compensation Committee approved the payment of annual cash bonus awards for the year ended December 31, 2006 (collectively, the “AIP Awards”) to the Company’s executive officers. The AIP Awards approved for the named executive officers are as follows:

Name and Principal Position	AIP Award for 2006 Performance Year
Frank M. Drendel Chairman and Chief Executive Officer	$762,115
Brian D. Garrett President and Chief Operating Officer	$417,948
Edward A. Hally Executive Vice President and General Manager, Carrier/Wireless	$218,842
Jearld L. Leonhardt Executive Vice President and Chief Financial Officer	$309,174
Randall W. Crenshaw Executive Vice President and General Manager, Enterprise	$243,086

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2007

COMMSCOPE, INC.

By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Senior Vice President, General Counsel and Secretary